Industry Canada Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

Algcan Corp.

Corporate name / Dénomination sociale

705764-4

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the *Canada Business Corporations Act* as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

Virginie Ethier

Virginie Ethier

Director / Directeur

2014-05-12

Date of Amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

ALGAE DYNAMICS CORP.

Corporate name / Dénomination sociale

705764-4

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the *Canada Business Corporations Act* as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

Virginie Ethier

Director / Directeur

2014-08-11

Date of Amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Industry Canada Industrie Canada

Form 4
Articles of Amendment
Canada Business Corporations Act (CBCA) (s. 27 or 177)

Formulaire 4
Clauses modificatrices
Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
Algcan Corp.

2 Corporation number
Numéro de la société
705764-4

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation changes its name to:
La dénomination sociale est modifiée pour :
ALGAE DYNAMICS CORP.

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Paul Ramsay

Paul Ramsay
416-704-3040

Canada

Corporations Canada

CBCA - Articles of Amendment

Your request has been submitted

The following request has been submitted to Corporations Canada. A confirmation email will be sent to the contact email address once the system processes the request. Please note the Request ID for future reference.

Request:
Certificate of Amendment

Email Address:
pbramsay@gmail.com

Request ID:
7098381

Request Date:
2014-08-11 12:34 PM EDT

Important Note

No fee is payable for a Restated Certificate of Incorporation when issued with a certificate of amendment. If you intend to submit restated articles of incorporation, they must be received (by email or fax) today if no fee will be charged. Restated articles cannot be submitted through the Online Filing Centre.

You have made changes to the articles of the corporation. Does the other public information we have about correspond with the changes you just made? To be sure, check the corporate information now.

What would you like to do next?

- Review the corporate information on file to ensure the information is up to date.
- Go to the Corporations Canada Online Filing Centre to file another request
- Go to the Corporations Canada Home page
- Find out about the importance of trade-marks and how they differ from your corporate name

Industry Canada | Industrie Canada

Form 4
Articles of Amendment
Canada Business Corporations Act (CBCA) (s. 27 or 177)

Formulaire 4
Clauses modificatrices
Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
Algcan Corp.

2 Corporation number
Numéro de la société
7057644

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation changes its name to:
La dénomination sociale est modifiée pour :
ALGAE DYNAMICS CORP.

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Paul Ramsay
416-704-3040

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada

Certificate of Compliance

Canada Business Corporations Act
s. 263.1

Certificat de conformité

Loi canadienne sur les sociétés par actions
art. 263.1

ALGAE DYNAMICS CORP.

Corporate name / Dénomination sociale

705764-4

Corporation number / Numéro de société

I HEREBY CERTIFY that the corporation named above:

- exists under the *Canada Business Corporations Act;*
- has filed the required annual returns; and
- has paid all prescribed fees required.

JE CERTIFIE, par la présente, que la société ci-dessus mentionnée :

- existe en vertu de la *Loi canadienne sur les sociétés par actions;*
- a déposé les rapports annuels exigés; et
- a acquitté les droits prescrits.

Virginie Ethier

Director / Directeur

2014-09-08

Issuance date (YYYY-MM-DD)
Date d'émission (AAAA-MM-JJ)